Exhibit 10.12

LOCK-UP AGREEMENT

July 28, 2021

TPCO Holding Corp. (the “Corporation”)

Re: Voluntary Lock-up Agreement

The undersigned (the “Locked-up Party”) is a director or officer of the Corporation. The Locked-up Party has agreed to the restrictions set forth in this agreement for the benefit of the Corporation.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Locked-up Party hereby agrees that, during the period beginning on the date of this agreement and ending on the day that is six (6) months following the date of this agreement, the Locked-up Party will not take any of the following actions in respect of any Common Shares held by the Locked-up Party, whether currently owned or hereafter acquired (the “Locked-up Shares”), either, directly or indirectly, including without limitation through any entity or person controlled by the Locked-up Party, without the prior written consent of the Corporation, which consent will not be unreasonably withheld:

(a)

sell, offer to sell, contract to sell, grant any option, right or warrant for the sale of, or otherwise lend, transfer, assign or dispose of any Locked-up Shares, or make any short sale, engage in any hedging, monetization or derivative transaction or enter into any swap or other arrangement, or announce any intention to do so, that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Locked-up Shares;

(b)	secure or pledge any Locked-up Shares or any securities convertible or exchangeable into Locked-up Shares (together, the “Locked-up Securities”); or

(c)	agree to or announce any intention to do any of the foregoing things.

The foregoing paragraph shall not apply to: (A) the Locked-up Party should such party cease to be a director or officer of the Corporation, as applicable, (B) the grant or exercise of securities pursuant to the Corporation’s Equity Incentive Plan or any other equity incentive plans of the Corporation existing as of the date of this agreement, (C) the issuance of securities of the Corporation upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities existing on the date of this agreement or upon the exercise of equity incentives subsequently granted as permitted by the previous subsection, (D) if the Locked-up Party is a natural person, transfers in connection with estate planning or tax planning purposes, which shall include transfers or dispositions to non-arm’s length third parties, or to any affiliates of the Locked-up Party, (E) bona fide gifts to the immediate family of the Locked-up Parties, (F) dispositions to any trust for the direct of indirect benefit of the Locked-up Party and/or the immediate family of the Locked-up Party, (G) a pledge of the Locked-up Party’s securities to a bank or other financial institution for the purposes of giving collateral for a debt made in good faith, (H) to transfers to affiliates of the Locked-up Party, provided that such affiliates remain affiliated of the Locked-up Party, and (I) transfers in conjunction with a bona fide third-party take-over bid made to holders of voting securities of the Corporation or similar acquisition or merger, provided that in the event that the take-over bid, acquisition or merger is not completed, any Locked-up Securities held by the Locked-up Party shall remain subject to the restrictions contained in this agreement; and, provided further that in the case of (B), (C), (D), (E), (F), (G) and (H) above, the recipient of the Locked-Up Securities issued, transferred, assigned, pledged, charged or granted as a security interest, as applicable, agrees in writing to be bound by the terms of this agreement.

The obligations of the Locked-up Party under this letter may be waived in whole or part by the Corporation in its sole discretion, by written instrument executed by the Corporation.

This agreement is governed by the laws of the Province of Ontario and the laws of Canada applicable therein, without reference to conflict of laws. The Locked-up Party hereby represents and warrants that the Locked-up Party has full power and authority to enter into this agreement and that the Locked-up Party will do all such acts and take all such steps as reasonably required in order to fully perform and carry out the provisions of this agreement. This agreement is irrevocable and will be binding on the Locked-up Party and its successors, heirs, personal representatives and assigns, and will enure to the benefit of the Corporation and its legal representatives, successors and assigns.

This agreement will terminate on the close of trading on the date that is six (6) months following the date of this agreement.

This agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter. Unless otherwise specifically contemplated herein, this agreement may not be changed, amended or modified, except with the express written consent of the undersigned and the Corporation.

This agreement may be executed in any number of counterparts, each of which when delivered, either in original, recorded electronic transmission or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Remainder of page left intentionally blank. Signature page follows.]

This Lock-up Agreement has been entered into on the date first written above by the shareholder and/or authorized representative(s) for all registered holders in connection with the securities listed below:

Name of shareholderor authorized representative

Signature of shareholderor authorized representative

Name of authorized representative (if applicable) (please print)

[Signature Page to Lock-Up Agreement]